================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ORYX ENERGY COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              ORYX ENERGY COMPANY
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    [ORYX ENERGY COMPANY LOGOS APPEAR HERE]


                                                        1998 PROXY STATEMENT AND

                                                        NOTICE OF ANNUAL MEETING

                                                                 OF STOCKHOLDERS

[ORYX ENERGY COMPANY                                  ORYX ENERGY COMPANY
 LOGOS APPEAR HERE]                                   13155 NOEL ROAD
                                                      DALLAS, TEXAS 75240-5067


                                                      MARCH 23, 1998

                            NOTICE OF ANNUAL MEETING

TIME                     3:00 p.m., on Thursday, May 7, 1998

                         The Hollerith Room, Suite 7001
PLACE                    Infomart
                         1950 Stemmons Freeway
                         Dallas, Texas 75207-3199

ITEMS OF BUSINESS        1. Elect three directors to Class I of the Board of
                         Directors
                         2. Ratify the appointment of independent accountants
                         for 1998; and
                         3. Transact such other business as may properly come
                         before the    Annual Meeting

RECORD DATE              Stockholders of record at the close of business on
                         March 10, 1998, are entitled to vote at the Annual
                         Meeting or any adjournment thereof.

LIST OF STOCKHOLDERS     A list of stockholders will be available for
                         examination at the Company's office during ordinary business hours for a period of ten days prior to the Annual Meeting.

ANNUAL REPORT            The 1997 Annual Report, which is not a part of the
                         proxy solicitation material, has been mailed along with this Notice and accompanying Proxy Statement.

                         It is important that your shares be represented and
PROXY VOTING             voted at the Annual Meeting. Stockholders of record
                         may appoint proxies and vote their shares in one of three ways:
                         . signing, dating and mailing the enclosed proxy card
                           in the envelope provided,
                         . calling the toll-free number on the enclosed proxy
                           card, or
                         . via internet pursuant to the instructions on the
                           proxy card.

                         Stockholders whose shares are held by a bank, broker or other financial intermediary may appoint proxies and vote as provided by the intermediary.

                         Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.

                                        By Order of the Board of Directors,

                                        /S/ WILLIAM C. LEMMER

                                        William C. Lemmer
                                        Vice President, General Counsel and
                                         Secretary

                               TABLE OF CONTENTS

CONTENTS                                                                PAGE
GENERAL INFORMATION FOR STOCKHOLDERS                                       3
  Voting Securities                                                        3
  Attendance at the Meeting                                                3
  Voting Procedures                                                        3
  Confidential Voting Policy                                               4
  Methods of Counting Votes and Votes Required                             4
  Revoking a Proxy                                                         4
PROPOSALS TO BE VOTED ON                                                   4
  Election of Directors                                                    4
  Item Number 1 on Proxy Card                                              4
  Ratification of the Appointment of Independent Accountants               5
  Item Number 2 on Proxy Card                                              5
INFORMATION CONCERNING THE BOARD OF DIRECTORS                              5
  The Role of the Board                                                    5
  Board and Committee Meeting Attendance                                   5
  Board Committees                                                         6
  Stock Ownership Guidelines for Directors                                 6
  Corporate Governance                                                     7
  Directors' Compensation                                                  7
  The Nominees and Continuing Directors                                    8
SECURITY OWNERSHIP OF MANAGEMENT                                          11
EXECUTIVE COMPENSATION                                                    12
  Compensation Committee Report On Executive Compensation                 12
  Performance Graphs                                                      16
  Summary Compensation Table                                              19
  Option/SAR Grants In 1997 Table                                         21
  Aggregated Option/SAR Exercises In 1997 and 12/31/97 Option/SAR Value
   Table                                                                  22
  Pension Plans Table                                                     22
  Severance Plans and Arrangements                                        23
OTHER BUSINESS                                                            23
OTHER INFORMATION                                                         24
  Security Ownership of Certain Beneficial Owners                         24
  Section 16(a) Beneficial Ownership Reporting Compliance                 24
  Stockholder Nominations and Proposals for the 1999 Annual Meeting       25
SOLICITATION OF PROXIES                                                   26

                              ORYX ENERGY COMPANY

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 7, 1998

  This Proxy Statement and the accompanying proxy/voting instruction card (the "proxy card") are being furnished to stockholders of Oryx Energy Company ("Company") by the Company's Board of Directors ("Board") in connection with its solicitation of proxies to be used at the 1998 Annual Meeting of Stockholders, scheduled to be held on May 7, 1998, or any adjournments thereof ("Meeting"). The approximate date of mailing of this Proxy Statement and the accompanying proxy card is March 23, 1998.

GENERAL INFORMATION FOR STOCKHOLDERS                ---------------------------

VOTING SECURITIES

  The Company's only outstanding voting security is its common stock ("Common Stock"). The Board has fixed the close of business on March 10, 1998 as the record date for identifying stockholders entitled to vote at the Meeting and, at that time, there were 106,113,149 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each such share of Common Stock is entitled to one vote. In addition, there were 3,001,876 outstanding shares of Common Stock held by a subsidiary of the Company, which shares, under Delaware law, are not entitled to be voted at the Meeting.

ATTENDANCE AT THE MEETING

  Admission to the Annual Meeting will be by ticket only. If you are a recordholder of Common Stock, you will find an admission ticket enclosed. If you are a beneficial owner of Common Stock held indirectly through a bank, broker or other financial intermediary (i.e. held in "street name") and you wish to attend the Annual Meeting, you may obtain an admission ticket at the check-in tables at the Meeting by presenting evidence of ownership of Common Stock as of the record date.

VOTING PROCEDURES

  The accompanying proxy card allows record holders to appoint proxies and vote, and participants in the Oryx Energy Company Capital Accumulation Plan ("CAP") to give voting instructions to the CAP trustees. The proxy card also contains instructions on how to appoint proxies and vote by telephone or by internet. Shares of Common Stock will be voted as specified by a properly signed and returned proxy card or by a telephonic or electronic communication made in accordance with the proxy card instructions.
  If a properly signed and returned proxy card or a properly executed communication does not specify how the shares are to be voted with respect to any of the items to be voted on ("Item"), shares, other than those held in CAP, will be voted as recommended by the Board with respect to that Item, and shares held in CAP will be voted, in accordance with the terms of CAP, by the CAP trustee in the same proportion as the shares for which instructions have been received from other participants in the same fund. Unallocated shares of Common Stock in Fund L of CAP will be voted in the same proportion as the allocated shares. IF A PLAN PARTICIPANT DOES NOT WISH TO ASSUME THE RESPONSIBILITY OF GIVING VOTING INSTRUCTIONS WITH RESPECT TO UNALLOCATED SHARES, SUCH PARTICIPANT MAY AVOID THIS RESPONSIBILITY BY NOT SIGNING AND RETURNING A PROXY CARD.

CONFIDENTIAL VOTING POLICY

  The Company has a confidential voting policy which provides that all votes will be kept confidential and will not be disclosed to the Company, its affiliates, directors, officers or employees except when disclosure is expressly requested by a stockholder (which may include written comment on proxy cards), in the case of a contested proxy solicitation or in the event disclosure is required by law. As part of the policy, the Company will employ an independent tabulator to receive and tabulate the proxies and will appoint one or more independent inspectors of election to act at the Meeting and to make a written report thereof.
  Prior to the Meeting, the tabulator and inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will determine the number of shares outstanding and the voting power of each, determine the shares represented at the Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

METHOD OF COUNTING VOTES AND VOTES REQUIRED

  Stockholders who return properly signed proxy cards, or who otherwise authorize a proxy to vote in accordance with the instructions on the proxy card, will have the number of shares of Common Stock represented by such proxy cards counted as "present" for purposes of establishing a quorum and determining the number of votes needed for approval of any Item before the Meeting other than election of directors. Any stockholder who does not desire to vote on any Item may abstain from voting by marking the appropriate space on the proxy card or by following the instructions. However, shares voted as abstaining and shares with respect to which there are broker non-votes will be counted as present for both the purpose of establishing a quorum and the purpose of determining the number of votes needed for approval of any Item before the Meeting other than the election of directors.
  A majority of the shares of Common Stock outstanding and entitled to be voted at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum.
  With respect to the election of directors, under Delaware law directors are elected by a plurality of the votes of shares of Common Stock cast, provided a quorum is present. Votes withheld and shares not voted will have no effect on the vote.
  With respect to the ratification of the appointment of independent accountants, under Delaware law and the Company's Bylaws, approval requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. Abstentions on this Item will have the effect of a negative vote since it requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting in order to be approved. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have discretionary authority to vote on certain items when they have not received instructions from beneficial owners. These items include the election of directors and the ratification of the appointment of independent accountants.

REVOKING A PROXY

  Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy. Attendance at the Meeting will not be effective to revoke the proxy unless written notice of revocation also has been given to the Secretary of the Meeting before the voting of the proxy.

PROPOSALS TO BE VOTED ON         ----------------------------------------------

ELECTION OF DIRECTORS

ITEM NUMBER 1 ON PROXY CARD

  The Company's Certificate of Incorporation has established three classes of directors, so that approximately one-third of the Board is elected each year. The term of the Class I directors expire at the Meeting. The four current Class I directors are: David C. Genever-Watling, Robert B. Gill, David S. Hollingsworth, who is retiring at the expiration of his current term, and Charles H. Pistor, Jr.
  The Board has nominated Mr. Genever-Watling, Mr. Gill and Mr. Pistor for re-election as Class I directors and has reduced the number of Class I directors to three. The terms of these Class I directors, if elected, will expire on the date of the Annual Meeting of Stockholders in 2001, or at such time as their successors are elected and qualified.
  If any of the nominees is not elected or is unable to serve (although such a contingency is not expected), the remaining Board members may elect a substitute or, alternatively, may reduce the size of the Board, all in accordance with the Company's Bylaws.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

ITEM NUMBER 2 ON PROXY CARD

  Coopers & Lybrand L.L.P. has served for many years as independent accountants for the Company. The Audit Committee has recommended and the Board has approved the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for fiscal year 1998, subject to the ratification of such approval by the stockholders.
  At the Meeting, a vote will be taken on a proposal to ratify the appointment. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the shares of Common Stock present in person or represented by proxy voted at the Meeting is not voted in favor of the ratification of the appointment of Coopers & Lybrand L.L.P., the Board will reconsider its appointment of independent accountants of the Company.
  It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting with the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS APPOINTMENT.

INFORMATION CONCERNING THE BOARD OF DIRECTORS                   ---------------

THE ROLE OF THE BOARD
  The business and affairs of the Company are governed in accordance with the provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, and are managed under the direction of the Board. The directors are informed of the Company's business and affairs through Board and Board Committee meetings, background and informational presentations held in conjunction with Board meetings, materials provided them on a regular basis, meetings with officers and employees of the Company, and outside advisors.

BOARD AND COMMITTEE MEETING ATTENDANCE

  During 1997 the Board held eight meetings and the committees, described below, held a total of 13 meetings. Average attendance for all such meetings was 99 percent.

BOARD COMMITTEES

  There are five permanent committees of the Board. Membership of the committees is as follows:

                          BOARD POLICY &
       AUDIT                NOMINATING              COMPENSATION             EXECUTIVE              MLP
       -----          ----------------------- ------------------------ ---------------------- ----------------
Paul R. Seegers*      Charles H. Pistor, Jr.* Robert B. Gill*          Robert L. Keiser*      Robert L. Keiser
William E. Bradford   William E. Bradford     David C. Genever-Watling Jerry W. Box           Jerry W. Box
Sylvia A. Earle       Sylvia A. Earle         David S. Hollingsworth   William E. Bradford    E.W. Moneypenny
Robert B. Gill        David S. Hollingsworth  Charles H. Pistor, Jr.   E.W. Moneypenny
Ian L. White-Thomson  Paul R. Seegers         Ian L. White-Thomson     Charles H. Pistor, Jr.

* Chair

  AUDIT COMMITTEE. The Committee is composed entirely of independent directors. An "independent director", for the purposes of this Proxy Statement, means a director who is not a present or former employee of the Company and who has no meaningful financial or personal tie to the Company or its management other than share ownership or his or her position as a director. The Committee monitors the adequacy and effectiveness of the Company's accounting processes, financial controls, reporting systems and compliance program. The Committee recommends the selection of independent accountants to the Board and approves audit fees and the scope and timing of the audit, and reviews non-audit services. The Committee meets with the independent accountants to review the results of the year-end audit and the adequacy of the Company's financial and auditing personnel and resources. The Committee reviews the Company's internal controls, internal audit plans and significant findings. The Committee also reviews the Company's public filings, significant changes in accounting principles, legal compliance policies and programs, derivative and hedging program, and the insurance program and coverages. During 1997 the Committee held three meetings.
  BOARD POLICY AND NOMINATING COMMITTEE. The Committee is composed entirely of independent directors and is responsible for corporate governance processes and Board practices. It reviews and makes recommendations to the Board on the role, size and structure of the Board and its committees and on the selection of committee members and committee chair. The Committee establishes standards for nominees for election and recommends nominees for election to the Board. The Committee annually conducts a formal review of Board performance and initiates and manages the formal review by outside directors of the performance of the Chief Executive Officer. The Committee is also responsible for overseeing succession planning for the executive officers of the Company. During 1997 the Committee held three meetings.
  COMPENSATION COMMITTEE. The Committee is composed entirely of independent directors and supervises and administers the compensation and benefit policies, practices and plans of the Company. It administers the Company's executive compensation plans and employee benefit plans including the Executive Variable Incentive Plan, Variable Incentive Plan, the long-term incentive and retirement plans. The Committee makes recommendations to the outside directors of the Board regarding the compensation of the executive officers and determines the amount of the annual incentive bonuses and number and terms and conditions of the stock incentive awards of the executive officers of the Company. During 1997 the Committee held three meetings.
  EXECUTIVE COMMITTEE. This Committee exercises the authority of the Board during the internal meetings of the Board. During 1997 it held no meetings.
  MLP COMMITTEE. This Committee determines, within the parameters established by the Board, the frequency and amount of funding of Sun Energy Partners, L.P., and determines the frequency and amount of funding of cash distributions to be made by Sun Energy Partners, L.P., and the record date of such distribution. During 1997 the Committee held four meetings.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

  The Company established stock ownership guidelines for its outside directors in 1995. These voluntary guidelines were established to further enhance the "stakeholder" interest of the directors in the Company and thus more closely align their interests with those of stockholders. Under the guidelines, outside directors are expected to hold Common Stock having an aggregate market value equal to at least three times their annual retainer. Each of the outside directors has holdings exceeding the guideline amount.

CORPORATE GOVERNANCE

  The Board endorses the concept that good governance practices are an essential element of success for the Company. The Board has adopted and adheres to a set of written principles and practices which are substantially similar to the General Motors Corporate Governance Guidelines and corporate governance statements issued by institutional investors. These corporate governance policies and practices include:

    . Annual review and approval by the Board of the Company's strategic plan
    .  Regular executive sessions of the independent directors
    . Annual formal evaluation by the Board of its procedures, preparedness, knowledge, structure and effectiveness
    . Annual one-on-one meetings between the individual directors and the Chief Executive Officer
    . Annual formal performance review of the Chief Executive Officer by the independent directors in executive session
    . Audit, Compensation, and Board Policy and Nominating Committees composed solely of independent directors
    . Screening and recommendation of potential new Board members made by the Board Policy and Nominating Committee
    .  Stock ownership guidelines for directors and executive officers
    .  Directors may not stand for reelection after their 70th birthday

DIRECTORS' COMPENSATION

  The following table displays components of outside director compensation. Employee directors receive no compensation for serving on the Board or its Committees.


  COMPENSATION                                                AMOUNT/NUMBER(1)
-------------------------------------------------------------------------------
  Annual Board Retainer......................................        $24,000(2)
  Annual Stock Grant.........................................     500 shares(3)
  Annual Retainer for Committee/Chair Assignment.............   $2,500/4,000(4)
  Board, Committee or Management Meeting Fee.................         $1,000(4)
  Triennial Option Grant.....................................  9,000 options(5)


(1) Beginning with the upcoming Board year (May 1998 through April 1999), directors may elect to receive Common Stock in the form of restricted stock, in which case the number of shares received will be increased by 30 percent to reflect present value considerations.
(2) One-half of the annual retainer is paid in Common Stock. Directors may elect to receive the balance in Common Stock or cash.
(3) Each person who is an outside director on the date of and immediately following an annual meeting of stockholders receives an annual grant of 500 shares of Common Stock. Each newly-elected director receives a one-time grant of 5,000 shares of Common Stock upon his or her election.
(4) Directors may elect to receive Committee retainers and meeting fees in Common Stock or cash.
(5) Options are granted at the fair market price of Common Stock on the date of grant. In 1997 each outside director was awarded 4,500 options and thereafter each director will be awarded 9,000 options upon election for a three-year term. Directors newly-elected other than at an annual meeting of stockholders will receive a prorated grant of options upon election. The options vest at the end of the term of office for which they are granted.

  The Company provides no pension or medical benefits to outside directors.

THE NOMINEES AND CONTINUING DIRECTORS
  The nominees for director and all continuing directors are described below, in order of their classification.

CLASS I -- TERM EXPIRES 2001 (IF ELECTED)

-------------------------------------------------------------------------------

                DAVID C. GENEVER-WATLING (Director since 1996). Managing
  [PHOTO] Director of SMG Management L.L.C., an investment firm, since 1997. Age 52. From 1992 until his retirement in 1995, he was President and Chief Executive Officer and from 1990 to 1992 he was Senior Vice President of General Electric Industrial and Power Systems. Prior to that he served as Vice President and General Manager of GE Power Generation and before that as Vice President and General Manager of GE Motors. Mr. Genever-Watling also served at GE's Corporate Offices as Vice President and Deputy to the Vice Chairman and as General Manager of Military Engines and Product Support.

-------------------------------------------------------------------------------

                ROBERT B. GILL (Director since 1989) Vice Chairman of the
                Board of J. C. Penney Company, Inc. from 1982 and Chief
  [PHOTO] Operating Officer of J. C. Penney Stores and Catalog from 1990 until his retirement in 1992. Age 66. Prior to his retirement from J. C. Penney, Mr. Gill served as Chairman of the Board of the J. C. Penney National Bank and the J. C. Penney Insurance Company. He was a director of the National Junior Achievement, Chairman of the Board of Trustees of the National 4-H Council and a member of the board of directors of the U.S. Chamber of Commerce. Mr. Gill is a member of the Business Advisory Committee at Lehigh University.
-------------------------------------------------------------------------------

                CHARLES H. PISTOR, JR. (Director since 1988) Former Vice Chair
  [PHOTO] of Southern Methodist University from 1991 to 1995. Age 67. Mr. Pistor was Chairman of the Board and Chief Executive Officer of NorthPark National Bank from 1988 to 1990. He has also been Vice Chairman of First RepublicBank Corporation, and Chairman and Chief Executive Officer of First RepublicBank Dallas, N.A. Mr. Pistor is a past-president of the American Bankers Association. Mr. Pistor also serves as a director of AMR Corporation, Centex Corporation, Fortune Brands, Inc., and Zale Corporation. Mr. Pistor is a member of the Executive Board of the Cox School of Business at Southern Methodist University.

CLASS II--TERM EXPIRES 1999

-------------------------------------------------------------------------------

                ROBERT L. KEISER (Director since 1991) Chairman of the Board
  [PHOTO] and Chief Executive Officer since December 1, 1994. Age 55. Mr. Keiser was President as well as Chairman and Chief Executive Officer from 1994 to 1998 and was President and Chief Operating Officer from 1992 through 1994. He was President and Chief Executive Officer of Oryx U.K. Energy Company and was Vice President, International Exploration and Production of the Company from 1990 through 1991. Mr. Keiser is a member of the Board of Advisors of the Maguire Oil and Gas Institute at Southern Methodist University, a director and past chairman of the Domestic Petroleum Council, and a director of the University of Texas at Dallas.

-------------------------------------------------------------------------------

                PAUL R. SEEGERS (Director since 1990) President of Seegers
  [PHOTO] Enterprises. Age 68. Chairman of the Board of Centex Corporation from 1988 until his retirement in 1991. From 1985 to 1988, he was also its Chief Executive Officer, and from
                1978 to 1985 its Vice Chairman and Co-Chief Executive Officer. Mr. Seegers is a member of the board of directors of Centex Corporation and Chairman of its Executive Committee and is a member of the board of directors and chair of the Audit Committee of FIRSTPLUS Financial Group, Inc.
-------------------------------------------------------------------------------

                IAN L. WHITE-THOMSON (Director since 1993) Chairman since
  [PHOTO] 1996, President and Chief Executive Officer since 1988, and director since 1973 of U.S. Borax Inc., and Chief Executive Officer of Rio Tinto Borax Limited since 1995. Age 61. From 1986 to 1988 Mr. White-Thomson was Vice President, Marketing and then Executive Vice President of U.S. Borax. Mr. White-Thomson is a director of the National Mining Association and chair of its Finance Committee since 1997. He was selected as Manufacturer of the Year in 1997 by the California Manufacturers' Association. Mr. White-Thomson is a director of KCET Community Television of Southern California.

CLASS III TERM EXPIRES 2000

-------------------------------------------------------------------------------

                JERRY W. BOX (Director since 1994) President and Chief
  [PHOTO] Operating Officer since February 1998. Age 59. Mr. Box was Executive Vice President and Chief Operating Officer from 1995 to 1998 and the Executive Vice President, Exploration and Production from 1994 to 1995. From 1992 to 1994, he was Senior Vice President, Exploration and Production, and was Vice President, Exploration. Mr. Box is a director of the Natural Ocean Industries Association, and has been a member of the Policy Committee of the United States Department of the Interior's Outer Continental Shelf Advisory Board, chairman and vice chairman of the American Petroleum Institute's exploration affairs subcommittee, and president of the Dallas Petroleum Club.


-------------------------------------------------------------------------------

                WILLIAM E. BRADFORD (Director since 1993) Chairman and Chief
  [PHOTO]       Executive Officer of Dresser Industries, Inc. since 1996. Age
                63. Mr. Bradford served as President and Chief Executive Officer from 1995 to 1996 and as President and Chief Operating Officer of Dresser Industries, Inc. from 1992 to 1995. He has been a director of Dresser Industries, Inc. since 1992. From 1988 to 1992, he was President and Chief Executive Officer of Dresser-Rand Company and from 1982 to 1992 he was Senior Vice President of Operations of Dresser Industries, Inc. Mr. Bradford is a director of Ultramar/Diamond Shamrock, Inc.


-------------------------------------------------------------------------------

                SYLVIA A. EARLE (Director since 1996) Chair of Deep Ocean
  [PHOTO] Exploration and Research, Inc. since 1992, and Explorer-in-Residence for the National Geographic Society since 1998. Age
                62. From 1993 to 1995, Dr. Earle was Chairman of the Sea Change Trust and Caribbean Marine Research Center, a non-profit scientific research organization. From 1992 to 1993, she was an Advisor to the Administrator and from 1990 to 1992 she was Chief Scientist of the National Oceanic and Atmospheric Administration. Dr. Earle is the founder and from 1981 to 1990 and 1992 to 1997 was a director of Deep Ocean Engineering, Inc., a designer and manufacturer of underwater equipment and from 1988 to 1990 was its President, Chief Executive Officer and Chairman. Dr. Earle is also a member of the board of directors of Dresser Industries, Inc.

-------------------------------------------------------------------------------


  [PHOTO] EDWARD W. MONEYPENNY (Director since 1994) Executive Vice President, Finance, and Chief Financial Officer since 1994. Age 56. Mr. Moneypenny was the Senior Vice President, Finance, and Chief Financial Officer from 1992 to 1994 and Vice President, Finance and Chief Financial Officer from 1988 through 1991. Mr. Moneypenny serves on the Board of MESBIC Ventures Holding Company and is a member of the Business Advisory Council, College of Commerce and Business Administration, University of Illinois.

SECURITY OWNERSHIP OF MANAGEMENT
                                               --------------------------------

  The following table sets forth, as of December 31, 1997, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission ("SEC")) by each current director, by each executive officer named in the Summary Compensation Table included herein who is not also a director and by all directors and executive officers as a group. All directors and executive officers as a group beneficially owned at such date less than one percent of the outstanding Common Stock. For information regarding the Company's stock ownership guidelines for directors and executive officers, see "Information Concerning the Board of Directors -- Stock Ownership Guidelines for Directors" and "Executive Compensation -- Compensation Committee Report on Executive Compensation -- Stock Ownership Guidelines". No director or named executive officer beneficially owns any of the Company's 7 1/2% Convertible Subordinated Debentures Due 2014 or any depository units of Sun Energy Partners, L.P. ("Partnership Units") for which the Company acts as Managing General Partner other than Paul R. Seegers who beneficially owns 30,000 Partnership Units (10,000 of which were purchased in February, 1998). Officers other than named executive officers own 10 Partnership Units.


                                                         Number of Shares That
                                        Number of Shares  May Be Acquired By
                                               of         Options Exercisable
                  Name                    Common Stock    Within 60 Days (1)
------------------------------------------------------------------------------
  Directors

  Jerry W. Box (2).....................      18,134              181,727
  William E. Bradford..................      17,425                  --
  Sylvia A. Earle......................       5,934                  --
  David C. Genever-Watling.............       5,934                  --
  Robert B. Gill.......................      17,205                  --
  David S. Hollingsworth...............      23,881                  --
  Robert L. Keiser (2) ................     139,101              372,684
  Edward W. Moneypenny (2).............      13,041              146,003
  Charles H. Pistor, Jr................      14,669                  --
  Paul R. Seegers......................      25,011                  --
  Ian L. White-Thomson.................      11,202                  --

  Executive Officers Named in the Sum-
   mary Compensation Table Other Than
   Those Listed Above:

  Warren A. Bryan (2)..................      13,544               62,857
  William C. Lemmer (2)................      14,050               48,350
  All directors and executive officers
   as a group (20 persons including
   those named above) (2)..............     349,843            1,008,735


(1) As defined by the SEC, securities beneficially owned include securities that the above persons have the right to acquire at any time within 60 days after December 31, 1997.
(2) Includes the following number of shares of restricted stock taken in lieu of a portion of a cash bonus under the terms of the Company's incentive plans, acquired effective January 2, 1998: J.W. Box -- 1,814 shares; W.A. Bryan -- 653 shares; R.L. Keiser -- 10,390 shares; W.C. Lemmer -- 770 shares; E.W. Moneypenny -- 1,649 shares; and all executive officers of the Company as a group -- 21,217 shares. The outside directors do not participate in the Company's annual incentive plan and do not receive a bonus.

EXECUTIVE COMPENSATION          -----------------------------------------------

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

To the Stockholders
Oryx Energy Company:

COMPENSATION PHILOSOPHY

  The Company's philosophy is that total compensation for its Chief Executive Officer ("Chairman/CEO"), and other executives, should be established by the same process used for its other salaried employees, except that: (1) executives should have a greater portion of their compensation at risk than other employees, (2) a large portion of executive compensation should be tied directly to the performance of the business and (3) executives should share in the same risks and rewards as do stockholders of the Company.
  The Company also believes that executive compensation should be subject to objective review. This review is conducted by the Compensation Committee of the Board of Directors ("Committee"). The Committee is comprised of five directors, all of whom qualify as both a "non-employee director" and an "outside director" under applicable regulatory definitions. Operating within the framework of a mission statement approved by the Board of Directors, the Committee's role is to assure that: (1) the compensation strategy of the Company is aligned with the interests of the stockholders, (2) the Company's compensation structure allows for fair and reasonable base salary levels and
(3) senior executives have the opportunity to earn short-term and long-term compensation that reflects both Company and individual performance as well as industry practice. The Committee utilizes the expertise of independent compensation consultants in discharging its responsibilities.

STOCK OWNERSHIP GUIDELINES

  To further support a key objective of the Company's stated compensation philosophy, namely that of aligning the interests of executives with those of stockholders, in 1995 the Company established voluntary stock ownership guidelines for its executive officers at the level of Vice President and senior. Under these guidelines, the Chairman/CEO is expected to own within a five-year period Common Stock having an aggregate market value equal to at least three times his annual base salary, and the President and Vice Presidents are expected to own Common Stock having an aggregate market value equal to at least their respective annual base salaries. These stock ownership guidelines complement those adopted for outside directors, as described on page 6 of this Proxy Statement.

COMPENSATION PROGRAMS AND POLICIES

  The Company's executive compensation programs are designed to attract, motivate, reward and retain executives who are successful in helping the Company achieve its business objectives. The Company operates in a mature industry characterized by large capital investments, increasingly demanding technology, government regulation, highly competitive global operating environments and long-term investment cycles. Executive compensation programs of the Company are designed to address these considerations and consist of three major components:

    BASE SALARY: For the Chairman/CEO and other executive officers, base salary is determined by the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which established objectives have been achieved. These three general factors are not weighted.
    It is the Company's practice to set base salary targets for each executive at levels equivalent to the median (50th percentile) of comparable oil and gas producers and general industry companies of similar size, as measured by annual revenues. The Company participated in two industry-specific surveys of 35 and 31 companies and two general-industry surveys of 507 and 441 companies. The number of participants in each survey typically varies from year to year as companies change their focus, merge or are acquired. The results of each survey are weighted equally.
    Because of the lack of common performance criteria and the anonymity of the data gathered, it is not possible to make a meaningful comparison on the basis of performance of the surveyed companies. Therefore, the Committee did not consider the performance of the surveyed companies used to benchmark salaries.
    It should be noted that the Company-selected peer group used for the performance graph of cumulative total stockholder return on page 16 of this Proxy Statement is a much smaller group than the one considered appropriate by the Committee for determining compensation and recruiting executive talent. However, except for one company, each of the companies included in that peer group is included in either one or both of the two industry-specific surveys discussed above.
    Once the salary target is established for each executive position, the Committee sets the actual salary based on its subjective appraisal of the executives' performance with respect to the goals approved by the Committee for each individual's area of responsibility. Adjustments to base salaries of executive officers are customarily made prior to the commencement of the year in which such adjustments take effect, and are based on the Committee's assessment of performance and competitive factors at that time. Decisions regarding annual incentives, discussed below, are made at the end of the performance period.
    ANNUAL INCENTIVES: Annual incentives for executive officers, if earned, are paid under the terms of either the Executive Variable Incentive Plan ("Executive VIP") or Variable Incentive Plan ("VIP"). The Executive VIP provides participants with the option of taking all or a portion of their annual incentive awards in restricted Common Stock. All of the executive officers listed in the Summary Compensation Table participated in the Executive VIP in 1997, except for Mr. Bryan who became an executive officer in September 1997 and who participated in the VIP. Both the Executive VIP and VIP are intended to highlight crucial business objectives and promote the achievement of these objectives through individual and team contributions at all levels of the Company.
    The Executive VIP and VIP goals and targeted performance levels for each goal are established by the Committee at the beginning of the fiscal year in support of the Company's annual strategic plan. Past performance levels of the Company and conditions anticipated to exist within the oil and gas industry during 1997 were taken into account when the goals and target levels for 1997 were established. These goals, which included both operational and financial measures, were as follows: discretionary cash flow, operating income, cash expenses, production volumes and proved reserve additions. In addition to these goals, certain senior executives, including all the executive officers listed in the Summary Compensation Table, had an additional goal of increasing stockholder value as reflected by the share price of the Common Stock. Each of these goals was weighted to provide balance appropriate for the year.
    Executive VIP/VIP payments based upon attainment of the performance goals are made only upon the achievement of targeted objectives and no payments are made if minimum thresholds are not met. Annual target incentives for executive officers listed in the Summary Compensation Table range from 33 to 60 percent of annual base salary. The Committee has discretion under the Executive VIP to reduce payment, and under the VIP to vary payments, around targeted amounts, or to forego payments in full, based upon its subjective evaluation of the performance of each executive officer and the Company.
    In addition to payments based upon attainment of the performance goals established by the Committee at the beginning of the fiscal year, the Committee has discretion under the Executive VIP to grant ad hoc incentive compensation awards to executive officers. Such discretionary payments, if any, awarded by the Committee are based upon the factors deemed relevant by the

  Committee at the time of the award, which would include a change in circumstances after the establishment of performance goals for that fiscal year.
    LONG-TERM INCENTIVES: Long-term incentive awards are designed to align the interests of executives more closely with those of stockholders. The 1992 Long-Term Incentive Plan was approved by stockholders in 1991 and authorizes the use of a variety of stock-based forms of compensation. In 1997, long-term incentive awards consisted of nonqualified stock options exclusively. The grant level to each participant, including the officers listed in the Summary Compensation Table, was based on survey data provided by a nationally-recognized consulting firm. The level of grant was targeted at the 60th percentile of the general industry group which is composed of 428 companies, over 14,000 participating individuals and 570 long-term incentive plans. The group of 428 companies consists principally of Fortune 1000 entities which represent a broad cross-section of industries. Due to the lack of common performance criteria and the anonymity of the data, no consideration was given to relative company performance of the surveyed companies in determining long-term incentive grants.
    Stock options represent the right to purchase shares of Common Stock at the fair market price of Common Stock on the date of grant. Unlike cash, the value of a stock option award will not be immediately realized and will depend on the market value of the Common Stock over time. The option value ultimately realized will depend on the continued success of the Company and serves to provide the executive an incentive for years after it has been awarded.
    In 1997, stockholders approved the 1997 Long-Term Incentive Plan which replaced the 1992 Long-Term Incentive Plan.

COMPANY PERFORMANCE AND CHAIRMAN/CEO COMPENSATION

  Mr. Keiser received a base salary increase of $50,000 for 1997. The Committee made this determination in accordance with the process discussed above under "Base Salary" and the factors considered in making this determination were competitive pay practices, Company performance in 1996, and a subjective evaluation of the scope of Mr. Keiser's responsibilities.
  The Chairman/CEO's annual incentive award under the Executive VIP is based on the Committee's assessment of the Company's performance as described above in the discussion on annual incentives. The Committee determined that the Company's performance in 1997 in the five operational and financial goal areas described above, in the aggregate, exceeded the target, whereas the share price appreciation goal for 1997 was not achieved. The Committee determined that the minimum threshold of targeted performance was exceeded and then set Mr. Keiser's annual Executive VIP award for 1997 based on its assessment of the criteria described above under "Annual Incentives," including the extent to which the established performance goals were achieved and the consideration of circumstances warranting an award of a discretionary payment.
  The long-term incentive awards for 1997 granted to Mr. Keiser consisted of stock options exclusively. The level of award was determined to be competitive at approximately the 60th percentile of general industry based on long-term incentive expected-value tables compiled by a nationally-recognized consulting firm. The Committee used data from the consulting firm survey to determine the appropriate prospective expected value of the stock options as a multiple of salary for the position. The award was made on the same terms as described above under "Long-Term Incentives."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and believes that all compensation paid to its executive officers for the year 1997 is fully deductible. The long-term incentives granted by the Committee in 1997 qualify as "performance-based compensation" under Internal Revenue Code Section 162(m). The Executive VIP is intended to comply with the requirements of Internal Revenue Code Section 162(m) and compensation paid thereunder will qualify as performance-based compensation for 1997. The Committee will make every effort to preserve the tax deductibility of all executive compensation, consistent with the interests of the Company.

SUMMARY

  We, the members of the Committee, believe that the Company's compensation policies have been successful in attracting, motivating, rewarding and retaining qualified executives and in tying compensation to long-term performance for stockholders. We will continue to monitor the effectiveness and appropriateness of each of the components to reflect changes in the business environment.

                                              Robert B. Gill, Chair
                                              David C. Genever-Watling
                                              David S. Hollingsworth
                                              Charles H. Pistor, Jr.
                                              Ian L. White-Thomson

PERFORMANCE GRAPHS

  The following graphs set forth the cumulative total stockholder returns for Common Stock, the S&P 500 Index and a Company-selected peer group index for the years indicated as prescribed by the SEC's rules. The first graph shows total returns for the Company's peer group selected in 1997. The second graph, which includes the peer group index selected in 1996, is presented to comply with requirements of the SEC. The companies included in each peer group index are publicly traded exploration and production companies having large oil and gas reserves. Due to various mergers and spin-offs in 1997 within the peer group, it has been revised to select companies that the Company currently considers more compatible as a peer group.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)(2)
   AMONG ORYX ENERGY COMPANY, S&P 500 INDEX AND PEER GROUP INDEX SELECTED IN
                                    1997(3)

                1992    1993    1994    1995    1996    1997
    S&P 500     $100    $110    $112    $153    $188    $251
 Peer Group     $100    $121    $111    $136    $186    $153
Oryx Energy     $100     $90     $62     $69    $129    $132

(1) Assumes $100 invested on January 1, 1993 at December 31, 1992 closing price in Common Stock, the S&P 500 Index and a Company-selected peer group index. Total return assumes reinvestment of dividends.
(2) Fiscal year ending December 31.
(3) In accordance with the SEC's rules, the Company elected to select peer group companies on an industry basis for comparison purposes. The peer group in 1997 is composed of 12 industry participants: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc., Enron Oil & Gas Company, Noble Affiliates, Inc., Oryx Energy Company, Pioneer Natural Resources Company, Seagull Energy Company, Union Pacific Resources, Inc., Unocal Corporation, Union Texas Petroleum Holdings, Inc. and Vastar Resources, Inc. In addition, Pioneer Natural Resources Company, Union Pacific Resources, Inc. and Vastar Resources, Inc. have been included only for the period of time during which their stock has been publicly traded. Total return calculations were weighted according to the respective company's market capitalization at the beginning of each period for which a return was calculated. The initial period returns of Pioneer Natural Resources Company, Union Pacific Resources, Inc. and Vastar Resources, Inc. were weighted using market capitalizations calculated with the first available quarter-end data closest to their inclusion in the peer group.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)(2)
   AMONG ORYX ENERGY COMPANY, S&P 500 INDEX AND PEER GROUP INDEX SELECTED IN
                                    1996(3)

                1992    1993    1994    1995    1996    1997
    S&P 500     $100    $110    $112    $153    $188    $251
 Peer Group     $100    $124    $109    $137    $181    $148
Oryx Energy     $100     $90     $62     $69    $129    $132

(1) Assumes $100 invested on January 1, 1993 at December 31, 1992 closing price in Common Stock, the S&P 500 Index and a Company-selected group index. Total return assumes reinvestment of dividends.
(2) Fiscal year ending December 31.
(3) In accordance with the SEC's rules, the Company elected to select peer group companies on an industry basis for comparison purposes. The peer group in 1996 was composed of 13 industry participants: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil & Gas Company, Louisiana Land and Exploration Company, Noble Affiliates, Inc., Oryx Energy Company, Parker & Parsley Petroleum Company, Santa Fe Energy Resources, Inc., Seagull Energy Corporation, Union Pacific Resources Group, Inc., Union Texas Petroleum Holdings, Inc. and Vastar Resources, Inc. In addition, Santa Fe Energy Resources, Inc., Union Pacific Resources, Inc. and Vastar Resources, Inc. have been included only for the period of time during which their stock has been publicly traded. Total return calculations were weighted according to the respective company's market capitalization at the beginning of each period for which a return was calculated. The initial period returns of Santa Fe Energy Resources, Inc., Union Pacific Resources, Inc. and Vastar Resources, Inc. were weighted using market capitalizations calculated with the first available quarter-end data closest to their inclusion in the peer group.

  The following graph has been voluntarily included to show total stockholder return since January 1995 when the Company named a new Chairman/CEO and announced its new corporate direction which included a plan to refocus its strategic direction, reduce debt, reposition assets and restore profitability by lowering costs at all levels. The peer group companies selected by the Company for this graph are the same as those shown as the 1997 peer group.

              COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN(1)
 AMONG ORYX ENERGY COMPANY, S&P 500 INDEX AND PEER GROUP INDEX SELECTED IN 1997

                        1994            1995            1996            1997
    S&P 500             $100            $137            $169            $225
 Peer Group             $100            $119            $160            $135
Oryx Energy             $100            $113            $208            $215

(1) Assumes $100 invested on January 1, 1995 at December 31, 1994 closing price in Common Stock, the S&P 500 Index and the Company-selected peer group index used for the performance graph shown on page 16. Total return assumes reinvestment of dividends.

  The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chairman/CEO of the Company during 1997 and each of the four most highly compensated executive officers of the Company during 1997 other than the Chairman/CEO (collectively, the "named executive officers") for the years indicated.

                          SUMMARY COMPENSATION TABLE


                                        Annual Compensation                 Long-Term Compensation
                                   ------------------------------------ -------------------------------
                                                                                Awards          Payouts
                                                                        ----------------------- -------
                                                                                    Securities
                                                                                    Underlying            All
                                                                        Restricted Options/SARs          Other
         Name and                               Bonus      Other Annual   Stock     (number of   LTIP   Compen-
    Principal Position     Year     Salary       (1)       Compensation Awards (1) shares) (2)  Payouts sation
---------------------------------------------------------------------------------------------------------------
  Robert L. Keiser         1997(3) $523,588    $ 66,938      $27,326     $261,049     87,700      $ 0   $38,141
  Chairman and Chief       1996    $473,720(4) $135,391      $28,503     $676,447    110,000      $ 0   $39,169
  Executive Officer        1995    $473,720    $      0(5)   $75,278     $370,494     78,000      $ 0   $34,004

  Jerry W. Box             1997(6) $329,108    $105,188      $ 7,822     $ 45,577     40,000      $ 0   $24,787
  President and Chief      1996    $300,196    $214,470      $ 9,802     $ 92,926     50,000      $ 0   $26,098
  Operating Officer        1995    $272,324    $102,466      $ 9,802     $ 44,375     42,000      $ 0   $19,261

  Edward W. Moneypenny     1997(7) $299,208    $ 95,625      $ 8,298     $ 41,431     30,000      $ 0   $22,774
  Executive Vice           1996    $284,232    $203,077      $11,514     $ 87,979     50,000      $ 0   $24,956
  President, Finance, and  1995    $264,264    $ 99,373      $10,010     $ 43,065     42,000      $ 0   $18,383
  Chief Financial Officer

  William C. Lemmer        1997(8) $199,472    $ 44,625      $20,543     $ 19,346     15,000      $ 0   $14,103
  Vice President, General  1996    $189,488    $ 94,771      $14,333     $ 41,055     20,000      $ 0   $15,754
  Counsel and Secretary    1995    $175,552    $ 46,200      $12,992     $ 20,021     11,000      $ 0   $10,570

  Warren A. Bryan          1997(9) $189,534    $ 38,263      $ 2,099     $ 16,570     10,600      $ 0   $13,427
  Vice President,
  U.S. Onshore Operations


(1) The amounts shown in the Bonus column for 1997 represent the cash amounts awarded under the Executive VIP or VIP, the Company's bonus plans. All named executive officers elected to receive part of their bonus for 1997 in restricted Common Stock rather than cash. The restricted Common Stock was acquired under the terms of the Executive VIP or the 1997 Long-Term Incentive Plan and included a 30 percent premium in recognition of the election to forego cash compensation. The restrictions on the restricted Common Stock require continued employment (absent a permitted acceleration event) for a three-year period after which time the restrictions lapse. For all named executive officers other than Mr. Keiser, the amounts shown in the Restricted Stock Awards column represent the market value of the restricted Common Stock taken in lieu of their cash bonuses on the first trading day of the following year. The amount shown for Mr. Keiser represents the market value on the first trading day of the following year of the restricted Common Stock taken in lieu of his cash bonus plus an amount reflecting shares received in lieu of a cash base salary increase in 1996 (see footnote 4 below).
(2) Options represent the right to purchase shares of Common Stock at a fixed price per share and were granted with an equal number of limited rights. Limited rights are rights that become immediately and fully exercisable upon a "change in control" of the Company and entitle the recipient to receive a cash payment equal to the excess of the then market price of the Common Stock over the exercise price of the related option. See footnote 2 to the Option/SAR Grants in 1997 table included elsewhere herein for additional information on option terms.
(3) The amount shown as All Other Compensation for Mr. Keiser for 1997 consists of Company contributions to defined contribution plans of $28,522 ($18,353 in cash and an allocation of 398.78 shares of Common Stock valued at $10,169 using the December 31, 1997 closing price) and term life insurance premiums of $9,619.
(4) The Committee determined Mr. Keiser was entitled to receive a cash base salary increase of $25,000 for 1996. Acting on the request of Mr. Keiser, the Committee did not increase his base salary but in lieu thereof awarded him a number of shares of restricted Common Stock based on this amount and adjustments for the impact of the loss of future earnings resulting from having received no base salary increase, the impact on non-cash compensation under other Company benefit plans and present value considerations. He received 11,000 shares on January 2, 1996 which had a market value as of that date of $13.50 per share.

(5) Mr. Keiser elected to receive 100 percent of his bonus for 1995 in restricted Common Stock.
(6) The amount shown as All Other Compensation for Mr. Box for 1997 consists of Company contributions to defined contribution plans of $19,085 ($8,861 in cash and an allocation of 400.94 shares of Common Stock valued at $10,224 using the December 31, 1997 closing price) and term life insurance premiums of $5,702.
(7) The amount shown as All Other Compensation for Mr. Moneypenny for 1997 consists of Company contributions to defined contribution plans of $17,590 ($7,480 in cash and an allocation of 396.48 shares of Common Stock valued at $10,110 using the December 31, 1997 closing price) and term life insurance premiums of $5,184.
(8) The amount shown as All Other Compensation for Mr. Lemmer for 1997 consists of Company contributions to defined contribution plans of $12,951 ($1,974 in cash and an allocation of 430.48 shares of Common Stock valued at $10,977 using the December 31, 1997 closing price) and term life insurance premiums $1,152.
(9) Mr. Bryan became an executive officer September 4, 1997. The amount shown as All Other Compensation for 1997 consists of Company contributions to defined contribution plans of $12,333 ($1,477 in cash and an allocation of 425.71 shares of Common Stock valued at $10,856 using the December 31, 1997 closing price) and term life insurance premiums of $1,094.

  The following table sets forth certain information with respect to options to purchase Common Stock and Stock Appreciation Rights (SARs) granted during the year ended December 31, 1997 to each of the named executive officers.

                           OPTION/SAR GRANTS IN 1997


                                         Individual Grants
                           ----------------------------------------------
                            Number of
                            Securities  Percent of                        Potential Realizable Value at
                            Underlying    Total                           Assumed Annual Rates of Stock
                           Options/SARs  Options                          Price Appreciation for Option
                             Granted    Granted to Exercise or                       Term (2)
                            (number of  Employees  Base Price  Expiration --------------------------------
            Name           shares) (1)   in 1997    Per Share   Date (1)  5 Percent (3)    10 Percent (4)
-----------------------------------------------------------------------------------------------------------

  Robert L. Keiser........    87,700       20.7      $24.25     1/2/2007   $    1,337,486    $    3,389,452
  Jerry W. Box............    40,000        9.5      $24.25     1/2/2007   $      610,028    $    1,545,930
  Edward W.
   Moneypenny.............    30,000        7.1      $24.25     1/2/2007   $      457,521    $    1,159,448
  William C. Lemmer.......    15,000        3.6      $24.25     1/2/2007   $      228,760    $      597,724
  Warren A. Bryan.........    10,600        2.5      $24.25     1/2/2007   $      161,657    $      409,671

(1) Options represent the right to purchase shares of Common Stock at a fixed price per share and were granted with limited rights and have a ten-year term. The options vest at the rate of 33.3 percent per year commencing on the first anniversary of the grant date, except in the case of retirement or permanent disability in which case the options fully vest and are exercisable for a period of up to three years after such retirement or disability. Option vesting is accelerated if the fair market value of the Common Stock is at least $34.25 per share on each of 30 consecutive trading days. No SAR grants were made in 1997.
(2) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. Any benefit to named executive officers resulting from the appreciation of the market price of the Common Stock will benefit all stockholders of the Company commensurately. There can be no assurance that the values shown in this table will be achieved.
(3) Reflects an assumed market price per share of Common Stock of $39.50 calculated by multiplying the exercise price of $24.25 by the growth assumption of 5 percent.
(4) Reflects an assumed market price per share of Common Stock of $62.90 calculated by multiplying the exercise price of $24.25 by the growth assumption of 10 percent.

  The following table shows information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 1997 and the unexercised options held at December 31, 1997 and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1997
                        AND 12/31/97 OPTION/SAR VALUES



                                                      Number of Securities      Value of Unexercised
                           Shares Acquired           Underlying Unexercised         In-the-Money
                             on Exercise            Options/SARs at 12/31/97       Options/SARs at
                             (number of     Value         (shares) (1)              12/31/97 (1)
            Name               shares)     Realized Exercisable Unexercisable Exercisable Unexercisable
-------------------------------------------------------------------------------------------------------
  Robert L. Keiser........      2,568      $  2,167   305,950      144,700    $2,563,944    $788,518
  Jerry W. Box............     13,972      $116,885   147,518       71,375    $  686,404    $421,060
  Edward W.
   Moneypenny.............     62,462      $762,418   116,128       60,375    $  362,224    $400,500
  William C.
   Lemmer.................      2,750      $ 38,156    39,100       22,000    $  305,998    $106,121
  Warren A. Bryan.........          0      $      0    52,973       19,400    $  324,008    $111,753


(1) Options represent the right to purchase shares of Common Stock at a fixed price per share.

  The following table shows the estimated annual benefits payable to an executive officer under the Company's defined benefit plans upon retirement at age 65 after selected periods of service, assuming retirement on January 1, 1998.

                              PENSION PLANS TABLE


                                               Years of Service
                                                                      35 or
  Final Average Compensation        15       20       25       30      More
-----------------------------------------------------------------------------
  $ 200,000..................... $ 75,000 $ 90,000 $105,000 $120,000 $130,000
  $ 300,000..................... $112,500 $135,000 $157,500 $180,000 $195,000
  $ 400,000..................... $150,000 $180,000 $210,000 $240,000 $260,000
  $ 550,000..................... $206,250 $247,500 $288,750 $330,000 $357,500
  $ 700,000..................... $262,500 $315,000 $367,500 $420,000 $455,000
  $ 900,000..................... $337,500 $405,000 $472,500 $540,000 $585,000
  $1,100,000.................... $412,500 $495,000 $577,500 $660,000 $715,000

  Benefit amounts under the Company's Executive Retirement Plan are based exclusively on base salary and guideline bonus amounts. Final Average Compensation is the average of the base salary plus guideline bonus amounts in the highest three consecutive years during the last 10 years of service. The amounts reported in the Summary Compensation Table under Salary and Bonus reflect total cash compensation for the years indicated. The 1997 considered compensation for the named executive officers is as follows: R.L. Keiser -- 839,997; J.W. Box -- $494,991; E.W. Moneypenny -- 450,021; W.C. Lemmer --
270,012; and W.A. Bryan -- $244,861.
  Credited years of service for the named executive officers are as follows:
R.L. Keiser -- 32; J.W. Box -- 29; E.W. Moneypenny -- 21; W.C. Lemmer -- 18; and W.A. Bryan -- 27.
  The estimates assume that benefits are received in the form of a single life annuity with 50 percent continuing after the death of the employee for the life of his or her spouse. Retirement benefits shown above are amounts calculated before any Social Security offset. The Social Security offset is equal to 1 percent of primary Social Security benefits for each year of participation in the Company's Retirement Plan up to 30 years, or a maximum offset of 30 percent of primary Social Security benefits.

SEVERANCE PLANS AND ARRANGEMENTS

  The Special Executive Severance Plan provides severance benefits to the named executive officers in the event of their "termination of employment" within two years of a "corporate change" (as such terms are defined in the Special Executive Severance Plan). A "corporate change" is defined to include for example, a merger, sale of all or substantially all of the assets or a change in control of the Company. The Compensation Committee has the authority to designate, or delegate to the Company's Chief Executive Officer the authority to designate, other officers to participate in the Special Executive Severance Plan. Benefits under the Special Executive Severance Plan are set forth in individual Executive Severance Agreements, the form of which is the same for each participant.
  All Executive Severance Agreements have a term of two years, with automatic extensions for successive two-year periods unless terminated by the Company. Severance benefits include payment of an amount up to three times the participant's final annual compensation upon a termination of employment following a "corporate change" of the Company. The terms of the Special Executive Severance Plan also provide that if any payments made to the executive officer, whether or not made under the Special Executive Severance Plan, would cause the executive officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code) then the Company will pay the executive officer an Excise Tax Premium (as defined in the Special Executive Severance Plan) in a sufficient amount to make the executive officer whole with respect to any additional tax that would not have been payable except due to a payment on a corporate change.
  As of December 31, 1997, payments under the Special Executive Severance Plan to the named executive officers would have been as follows: R.L. Keiser --
 $2,519,989; J.W. Box -- $1,484,973; E.W. Moneypenny -- $1,350,061; W.C.
Lemmer -- $810,037; and W.A. Bryan -- $763,918 (without regard to the Excise Tax Premiums).
  These individuals would also be entitled to supplemental benefits such as the continuation of insurance, the cost of which would not be significant in relation to the aggregate payments. In addition, these individuals would be entitled to the payment of counsel fees reasonably necessary to enforce the Executive Severance Agreement, the value of which cannot be estimated at this time.
  In addition to the Special Executive Severance Plan, which is operational only in the event of a "corporate change", the Company has an employee severance plan applicable to specified terminations. Severance pay under this plan could exceed $100,000 where applicable to certain long-service, higher-paid employees.

OTHER BUSINESS      -----------------------------------------------------------

  The Board does not know of any business that will properly come before the Meeting other than that set forth in the Notice of Annual Meeting of Stockholders. However, in the event that any other business does properly come before the Meeting, it is the intention of the proxy holders to vote on such business in accordance with their judgment.

OTHER INFORMATION        ------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following stockholders are the only stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of December 31, 1997:


                                                            Shares of Percent of
                                                             Common     Common
  Name and Address                                            Stock     Stock
--------------------------------------------------------------------------------
  Prudential Insurance Company of America (1).............. 7,222,986    6.8
   Prudential Plaza
   751 Broad Street
   Newark, New Jersey 70102-3777
  Tiger Management L.L.C. (2).............................. 6,408,300    6.1
   Tiger Performance L.L.C.
   101 Park Avenue
   New York, New York 10178
  Neuberger & Berman, L.L.C. .............................. 5,850,346    5.5
   Neuberger & Berman Management Inc. (3)
   605 Third Avenue
   New York, NY 10158-3698.

(1) The information relating to The Prudential Insurance Company of America ("Prudential") was obtained from Schedule 13G dated February 10, 1998, filed by that company with respect to its ownership of Company securities as of December 31, 1997. These shares are beneficially owned by Prudential, but are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential has voting and disposition power of 7,015,486 shares of Common Stock, including bonds convertible into 127,743 shares of Common Stock. Prudential's voting and dispositive power consist of the following: 1,716,000 shares with sole and 5,227,443 shares with shared voting power, and 1,716,000 shares with sole and 5,379,243 shares with shared dispositive power. In addition, Prudential holds 207,500 shares of Common Stock for the benefit of its general account.
(2) The information relating to Tiger Management L.L.C. ("TMLLC") and Tiger Performance L.L.C. ("TPLLC") was obtained from Schedule 13 G dated February 13, 1998, filed by TMLLC and TPLLC and by Julian H. Robertson, Jr., the ultimate controlling person of TMLLC and TPLLC, with respect to their ownership of Company securities as of December 31, 1997. TMLLC has shared voting and dispositive power of, and beneficially owns 3,909,500 shares of Common Stock, and TPLLC has shared voting and disposition power of, and beneficially owns 2,498,800 shares of Common Stock.
(3) The information relating to Neuberger & Berman, L.L.C. ("N&BLLC") and Neuberger & Berman Management Incorporated ("N&BM") was obtained from
    Schedule 13G dated February 11, 1998, filed by N&BM with respect to its ownership of Company securities as of December 31, 1997. These shares are beneficially owned by N&BLLC and N&BM but are held for the benefit of their clients. N&BLLC and N&BM have shared dispositive power of 5,850,346 shares of Common Stock and shared voting power of 495,400 shares. N&BLLC has sole voting power of 4,475,596 shares. Principal(s) of N&BLLC own 190,100 shares of Common Stock which are not included in the number of shares beneficially owned since beneficial ownership thereof is disclaimed by N&BLLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than ten percent of a registered class of equity securities of the Company, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership of the Common Stock and other equity securities of the Company on Form 3 and changes in such ownership on Forms 4 and 5.
  To the Company's knowledge, all Forms 3, 4 and 5 required to be filed by
Section 16(a) of the Exchange Act during the year ended December 31, 1997, were timely filed.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 1999 ANNUAL MEETING

  Subject to certain requirements contained in the Company's Bylaws, a stockholder of record may nominate someone for director or may propose other action to be voted on at an annual meeting. Article V of the Company's Bylaws provides in pertinent part as follows:
    SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may be properly brought before the meeting, shall be held each year on such day, at such time and place, either within or without the state of incorporation, as shall be determined in advance by the Board of Directors.
    At an annual meeting of stockholders, the only business to be voted on by stockholders shall be business specified in the notice of the meeting, or business otherwise specified by the Board of Directors, or business properly brought before the meeting by a stockholder eligible to vote at the meeting.
    To be properly brought before the meeting by a stockholder, the business must be legally proper and written notice thereof must have been filed with the Secretary of the Corporation at least sixty days but not more than ninety days prior to the first anniversary of the most recent annual meeting, and containing the following information as applicable:
    (a) All notices by a stockholder hereunder shall contain (i) the stockholder's name as it appears in the Corporation's records, (ii) the stockholder's business address and residence address, and (iii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned by the stockholder.
    (b) Notices in which a stockholder proposes the nomination of a person for election as Director shall also contain (i) the proposed nominee's name, age, business address and residence address, (ii) the proposed nominee's principal occupation currently and for the previous five years,
  (iii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned by the proposed nominee, and (iv) any other information about the proposed nominee which is required to be disclosed in proxy solicitation pursuant to regulations under the Securities Exchange Act of 1934 as amended, including but not limited to the proposed nominee's consent to the nomination.
    (c) Notices in which a stockholder proposes a matter other than a nomination for Director shall also contain a clear and concise statement of the proposal and the stockholder's reasons for supporting it.
    The filing of a stockholder notice as required above shall not, in and of itself, constitute the making of the nomination or proposal described therein. Nothing in these Bylaws shall affect the right of a stockholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to regulations under the Securities Exchange Act of 1934 as amended.
    If the person presiding at the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order and such business shall not be conducted at the meeting.

  Applicable SEC rules and regulations provide that the Company is not required to include a stockholder proposal in its proxy materials unless it is received by a specified date. In order for a stockholder proposal to be considered for inclusion in the Company's 1999 proxy materials, the proposal must be received by the Secretary of the Company on or before its close of business on November 23, 1998.

SOLICITATION OF PROXIES       -------------------------------------------------

  The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. In addition, solicitation of proxies may be made by directors, officers or employees of the Company. ChaseMellon Shareholder Services L.L.C. has been retained to assist in the distribution to and solicitation of proxies from stockholders and from banks, brokers, and other nominees for a base fee of $6,000 plus reasonable out-of-pocket expenses. The cost of soliciting proxies and related services will be borne by the Company.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM C. LEMMER

                                          William C. Lemmer
                                          Vice President, General Counsel and
                                           Secretary
                                          13155 Noel Road
                                          Dallas, Texas 75240-5067

March 23, 1998

                                 DIRECTIONS TO
                                  ORYX ENERGY
                         ANNUAL MEETING OF STOCKHOLDERS


                              [MAPS APPEAR HERE]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED BY THE PROXIES IN THE MANNER DESIGNATED BELOW. IF THIS PROXY IS RETURNED SIGNED
BUT WITHOUT A CLEAR VOTING DESIGNATION, THE PROXIES WILL VOTE FOR ITEMS 1 AND 2.                                  Please mark [X]
                                                                                                                   your votes
                                                                                                                    like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                                                                       FOR     AGAINST   ABSTAIN
Item 1-ELECTION OF CLASS 1 DIRECTORS                                        Item 2-RATIFICATION OF     [_]       [_]      [_]
NOMINEES:                                                                          THE APPOINTMENT
                                                                                   OF INDEPENDENT
                                                                                   ACCOUNTANTS
Ol David C. Genever - Watling               WITHHELD
02 Robert B. Gill                   FOR     FOR ALL
03 Charles H. Pistor, Jr.           [_]      [_]                                                        WILL
                                                                           If you plan to attend the   ATTEND
WITHHELD FOR: (Write that nominee's name in the space provided below).     Annual Meeting, please mark  [_]
                                                                           the WILL ATTEND box
________________________________________________

                                                       ]

SIGNATURE ___________________________________________________ SIGNATURE_______________________________________ DATE_____________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                                          FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                    -------------------------------------------------------------------------------------------
                                                   VOTE BY TELEPHONE OR INTERNET
                                                   QUICK *** EASY *** IMMEDIATE
                    -------------------------------------------------------------------------------------------

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:     CALL TOLL FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME. THERE IS NO CHARGE FOR THIS CALL.
                   You will be asked to enter the 11-digit Control Number located in the box in the lower right of this form.

------------------------------------------------------------------------------------------------------------------------------------

OPTION A:          To vote as the Board of Directors recommends on ALL items, press 1
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

 OPTION B:         If you choose to vote on each item separately, press 0. You will hear these instructions:
------------------------------------------------------------------------------------------------------------------------------------


                   Item 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
                   To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

                   Item 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:  THE WEB ADDRESS IS http://oryx.proxyvoting.com

                                                       THANK YOU FOR VOTING.

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              ORYX ENERGY COMPANY

     The undersigned hereby appoints Robert L. Keiser, William C. Lemmer and Edward W. Moneypenny, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Oryx Energy Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 7,1998 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!

                      YOU CAN VOTE IN ONE OF THREE WAYS:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                      OR
                                      --

2. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR
                                      --

3.   Vote by Internet at our Internet Address: http://oryx.proxyvoting.com


                                  PLEASE VOTE